UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2019

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Named Executive Officers (Item 5.02(b))

Effective February 1, 2019, as part of the structural changes being implemented by Sysco Corporation (“Sysco” or the “Company”) to become more business unit-focused and to further streamline the support of its operations, Mr. Russell T. Libby, Sysco’s Executive Vice President, Administration and Corporate Secretary, and Mr. Wayne R. Shurts, Sysco’s Executive Vice President and Chief Technology Officer, have decided to transition out of their respective roles as officers of the Company. Following the date hereof, which we refer to as the “Transition Date,” through June 29, 2019 (the “Separation Date”), each of Mr. Libby and Mr. Shurts will remain employed as a non-executive employee of the Company in an advisory capacity. The Company recognizes that Russell and Wayne have each made significant contributions to Sysco throughout their tenure, thanks them for their leadership and wishes them the very best in their future endeavors.

Transition Letter – Mr. Libby (Item 5.02(e))

On January 29, 2019, in connection with Mr. Libby’s transition, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved, and the Company issued, a Transition Letter to Mr. Libby, which provides for, among other things, the following terms and conditions:

•	Transition Period: during the period from the Transition Date through the Separation Date, subject to the terms and conditions of his Transition Letter, Mr. Libby will be eligible to receive:

•	A base salary at the annual rate in effect on the Transition Date;

•

Payment of the annual incentive for fiscal year 2019 under the Management Incentive Program, with the amount based on the Company’s actual financial performance, with performance under the strategic bonus objectives deemed to be at 100% of target;

•	Continued vesting of Mr. Libby’s outstanding stock options and performance share units, in each case in accordance with the terms and conditions of the applicable award agreements; and

•	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions.

•

Post-Separation: Mr. Libby’s employment with the Company will terminate effective on the Separation Date, after which he will be entitled to receive earned but unpaid salary, payment for any accrued but unused vacation days, reimbursement for unreimbursed business expenses and vested amounts payable pursuant to the Company’s retirement, deferred compensation and benefit plans, in accordance with the terms thereof. In addition, subject to the terms and conditions of his Transition Letter, Mr. Libby will be eligible to receive:

•	A payment in the amount of $364,583 (equal to 7 months of Mr. Libby’s 2019 annual base salary); and

•

Reimbursement for the amounts of any premiums or other fees paid by him pursuant to COBRA to maintain his health benefits under the Company’s group health plans for a period of one year following the Separation Date.

The treatment of Mr. Libby’s outstanding stock options and performance share units following his departure from the Company will be determined by the terms and conditions set forth in the applicable award agreements.

Transition Letter – Mr. Shurts (Item 5.02(e))

On January 29, 2019, in connection with Mr. Shurts’ transition, the Committee approved, and the Company issued, a Transition Letter to Mr. Shurts, which provides for, among other things, the following terms and conditions:

•	Transition Period: during the period from the Transition Date through the Separation Date, subject to the terms and conditions of his Transition Letter, Mr. Shurts will be eligible to receive:

•	A base salary at the annual rate in effect on the Transition Date;

•

Payment of the annual incentive for fiscal year 2019 under the Management Incentive Program, with the amount based on the Company’s actual financial performance, with performance under the strategic bonus objectives deemed to be at 100% of target;

•	Continued vesting of Mr. Shurts’ outstanding stock options and performance share units, in each case in accordance with the terms and conditions of the applicable award agreements; and

•	Continued participation in all Sysco retirement, health and welfare plans, including all employer matching contributions.

•

Post-Separation: Mr. Shurts’ employment with the Company will terminate effective on the Separation Date, after which he will be entitled to receive earned but unpaid salary, payment for any accrued but unused vacation days, reimbursement for unreimbursed business expenses and vested amounts payable pursuant to the Company’s retirement, deferred compensation and benefit plans, in accordance with the terms thereof. In addition, subject to the terms and conditions of his Transition Letter, Mr. Shurts will be eligible to receive:

•	A payment in the amount of $379,167 (equal to 7 months of Mr. Shurts’ 2019 annual base salary); and

•

Reimbursement for the amounts of any premiums or other fees paid by him pursuant to COBRA to maintain his health benefits under the Company’s group health plans for a period of one year following the Separation Date.

The treatment of Mr. Shurts’ outstanding stock options and performance share units following his departure from the Company will be determined by the terms and conditions set forth in the applicable award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: February 1, 2019	By:	/s/ Paul T. Moskowitz
Paul T. Moskowitz
Executive Vice President, Human Resources